CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our name, for the Pacer Funds Trust, which includes the Pacer S&P 500 3AI Top 100 ETF and Pacer S&P World 3AI Top 300 ETF and to all references to our firm included in or made a part of this Post-Effective Amendment No. 152 under the Securities Act of 1933 and Post-Effective Amendment No. 154  the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the reference to our firm under the heading “Independent Registered Public Accounting Firm”  in the Statement of Additional Information of the Fund.

Huntingdon Valley, Pennsylvania
March 10, 2026